Exhibit 2.29

AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO.1 (the “Amendment”) is made and entered into effective as of June 1, 2006, to that certain Investor Registration Rights Agreement (the “Agreement”) dated April 19, 2006 by and among FUTUREMEDIA PLC, a corporation organized and existing under the laws of England and Wales (the “Company”) and CORNELL CAPITAL PARTNERS, LP, TAIB BANK B.S.C. (c) and CERTAIN WEALTH, LTD. (the “Investors”).

Recitals:

WHEREAS, on or about April 19, 2006, the Company and the Investors entered into a series of financing agreements (the “Transaction Documents”), including, without limitation the Securities Purchase Agreement, convertible notes issued pursuant thereto, and the Agreement (as defined above), pursuant to which, among other things, the Investors agreed to advance the Company the aggregate of Seven Million Five Hundred Thousand Dollars ($7,500,000) of secured convertible notes;

WHEREAS, the parties hereto desire to amend the Agreement to extend certain deadlines contained therein; and

WHEREAS, all terms in the Agreement, except as modified herein, and the terms contained in the Transaction Documents, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

2.	The first sentence of Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than June 12, 2006 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form F-3 under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes a number of Ordinary Shares to be issued upon conversion of the Convertible Notes and underlying the Warrants of even date herewith not less than 115,044,118 (110,294,118 as and for the Ordinary Shares to be issued upon conversion of the Convertible Notes and 4,750,000 as and for the Warrant Shares).”

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment Agreement on the date first set forth above.

FUTUREMEDIA PLC		CORNELL CAPITAL PARTNERS, LP

By:	/s/ Peter G. Machin	By: Yorkville Advisors, LLC
Name: Peter G Machin		Its: General Partner
Title: Company Secretary
By:	/s/ Mark A. Angelo
Name: Mark A. Angelo
Title: Portfolio Manager

TAIB BANK, B.S.C. (c)
By:	/s/ Larry Chaleff
Name: Larry Chaleff
Title: Authorized Person

CERTAIN WEALTH, LTD.
By:	/s/ Larry Chaleff
Name: Larry Chaleff
Title: Authorized Person